UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

WINNER MEDICAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34484	33-0215298
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road

Longhua, Shenzhen City, 518109

The People’s Republic of China

(Address of principal executive offices, including zip code)

(86) 755 2813-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2012 annual meeting of stockholders of Winner Medical Group Inc. (the “Company”) was held on Thursday, April 19, 2012 at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, China. Of the 24,371,872 shares of our common stock entitled to vote at the meeting, 22,089,006 shares, or 91%, were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

1.	Election of Directors

Our shareholders elected the five nominees below to hold office until the 2013 annual meeting of shareholders or until their successors are elected and qualified. Each of the nominees received more than a majority of the votes cast. The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Jianquan Li	19,351,878	6,739	2,730,389
Xiuyuan Fang	19,351,478	7,139	2,730,389
Wenzhao Liang	19,351,971	6,646	2,730,389
Lawrence Xiaoxia Pan	19,352,471	6,146	2,730,389
Xuedong Wu	19,351,971	6,646	2,730,389

2.	Ratification and Approval of the Appointment of Independent Auditor

The appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent auditor for the fiscal year ending September 30, 2012 was ratified and approved by the following votes:

For	Against	Abstained

3,772,745	43,786	44,651

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: April 20, 2012	By:	/s/ Jianquan Li
Jianquan Li President and Chief Executive Officer

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